Exhibit 10.1

February 6, 2025

Guardant Health, Inc.

3100 Hanover Street

Palo Alto, California 94304

Attention: Chief Financial Officer

Re:	Exchange and/or Subscription for Guardant Health, Inc. Convertible Senior Notes due 2031

Ladies and Gentlemen:

Guardant Health, Inc., a Delaware corporation, (the “Company”), is offering a new series of its Convertible Senior Notes due 2031 (the “New Notes”). The New Notes will be convertible into cash, shares (“Underlying Shares”) of common stock of the Company, par value $0.00001 per share (“Stock”), or a combination of cash and Underlying Shares, at the Company’s election, in accordance with the terms of the Indenture (as defined below).

The undersigned (the “Investor”), for itself and, on behalf of the accounts (if any) listed on (x) Exhibit A hereto, in the case of the Exchange (as defined below), for whom the Investor has been duly authorized to enter into the Exchange (each, including the Investor if it is listed on Exhibit A, an “Exchanging Holder”) and (y) Exhibit B hereto, in the case of the Subscription (as defined below), for whom the Investor has been duly authorized to enter into the Subscription (each, including the Investor if it is listed on Exhibit B, a “Subscriber”), may:

(1) exchange 0% Convertible Senior Notes due 2027 (CUSIP 40131MAB5 and ISIN: US40131MAB54) of the Company (the “Old Notes”) for an amount of New Notes determined as set forth herein (the “Exchange”); and/or

(2) subscribe for and purchase from the Company New Notes for cash (the “Subscription” and, the Exchange and/or the Subscription, as applicable, the “Notes Transactions”),

in each case, pursuant and subject to the terms and conditions set forth in this agreement (the “Exchange/Subscription Agreement” or this “Agreement”).

The Exchanging Holders and the Subscribers (including the Investor, as applicable) are referred to collectively as the “Purchasers,” and each Purchaser (other than the Investor) is referred to herein as an “Account.”

The Investor hereby confirms that this Agreement relates to participation by the Purchasers, taken together, in the:

Exchange only ☐	Subscription only ☐	Exchange and Subscription ☐

The Investor and each Account understands that the Notes Transactions are being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Notes Transactions are only being made to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the

Securities Act. The Notes Transactions are described in, and will be made pursuant to, the Indenture relating to the New Notes (the “Indenture”) to be entered into as of the Closing Date (as defined below) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “New Notes Trustee”), substantially in the form of the draft Indenture provided to Investor, as supplemented by the Pricing Term Sheet, dated as of the date hereof (the “Pricing Term Sheet” and, together with the Indenture, the “Transaction Documents”).

In connection with the issuance of the New Notes, the Company expects to repurchase shares of its Stock from certain institutional investors (the “Share Repurchase”).

1.

The Exchange. If the Investor and/or any other Exchanging Holders are participating in the Exchange, subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor and the other Exchanging Holders hereby deliver, assign and transfer to the Company all right, title and interest in the aggregate principal amount of Old Notes set forth in column 2 of Exhibit A hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) in exchange for New Notes having an aggregate principal amount, for each Exchanging Holder, as set forth in column 3 of Exhibit A (such aggregate principal amount of New Notes, the “Exchanged New Notes”), and the Company agrees to issue such Exchanged New Notes to the Exchanging Holders in exchange for such Exchanged Old Notes. For the avoidance of doubt, Exchanged New Notes will be issued in denominations of $1,000 principal amount and integral multiples thereof, and the Company will not make any separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the Closing Date (as defined below) for the Exchanged Old Notes. Instead, such amounts will be deemed to be paid in full rather than cancelled, extinguished or forfeited upon exchange of the Exchanged Old Notes for the Exchanged New Notes. Subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) waives any and all other rights with respect to such Exchanged Old Notes, and (b) releases and discharges the Company from any and all claims the Investor and each Exchanging Holder may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes.

2.

The Subscription. If the Investor and/or any other Subscriber is participating in the Subscription, subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and/or any such Account, New Notes (the “Purchased New Notes”) having an aggregate principal amount as set forth in column 2 of Exhibit B hereto, for an aggregate purchase price in cash in respect of such Purchased New Notes as set forth in column 3 of Exhibit B (such aggregate cash purchase price, the “Cash Purchase Price”). For the avoidance of doubt, such Cash Purchase Price shall not be adjusted for accrued interest if the Closing (as defined below) occurs after February 14, 2025.

3.

The Closing. The closing of the Notes Transactions (the “Closing”) shall take place electronically at 10:00 AM, New York City time, on February 14, 2025, or at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”); provided that the Closing Date cannot be later than February 28, 2025 without the prior written consent of the Investor.

4.	Closing Mechanics.

a.	The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes.

b.

At or prior to the times set forth in the Exchange/Subscription Procedures set forth in Exhibit C hereto (the “Exchange/Subscription Procedures”), the Investor, on behalf of itself and/or any other Account, shall:

(i)

if participating in the Exchange only, deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to U.S. Bank Trust Company, National Association, in its capacity as trustee of the Old Notes (in such capacity, the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures;

(ii)	if participating in the Subscription only, transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures; and

(iii)	if participating in both the Exchange and the Subscription:

A.

deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to the Old Notes Trustee, for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures; and

B.	transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures.

c.

On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof, and (1) the prior receipt by the Old Notes Trustee from each Exchanging Holder of the Exchanged Old Notes, if the Investor and/or any other Exchanging Holder is participating in the Exchange only pursuant to clause (b)(i) above, (2) the prior receipt by the Company of the Cash Purchase Price from the Investor on behalf of each Subscriber, if such Subscriber is participating in the Subscription only pursuant to clause (b)(ii) above, and (3) the prior receipt by the Old Notes Trustee from each Purchaser of the Exchanged Old Notes to be submitted for exchange by such Purchaser and the prior receipt by the Company of the Cash Purchase Price from such Purchaser if such Purchaser is participating in both the Exchange and the Subscription pursuant to clause (b)(iii) above:

(i)	the Company shall execute and deliver the Indenture, dated as of the Closing Date, between the Company and the New Notes Trustee; and

(ii)

the Company shall execute, cause the New Notes Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit D hereto, the Exchanged New Notes (if the Investor and/or any Exchanging Holder is participating in the Exchange) and/or the Purchased New Notes (if the Investor and/or any Subscriber is participating in the Subscription), as the case may be.

All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

5.	Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

a.	Organization. The Company is duly organized and is validly existing under the laws of the State of Delaware.

b.	Due Authorization. This Exchange/Subscription Agreement has been duly authorized, executed and delivered by the Company.

c.

New Notes. The New Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the New Notes by the New Notes Trustee, upon delivery to the Investors in accordance with the terms of the Exchange and/or Subscription, as applicable, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the New Notes (assuming settlement in shares of Stock to the maximum extent permitted by the Indenture and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for by the Company and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights. At or prior to the Closing, a notice for the listing of additional shares covering the Underlying Shares shall have been submitted to the Nasdaq Global Select Market.

d.

Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the New Notes Trustee thereto, the Indenture, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e.

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange/Subscription Agreement, (1) each of the issuance of the Exchanged New Notes in connection with the Exchange and/or the issuance of the Purchased New Notes in connection with the Subscription, as the case may be, pursuant to this Exchange/Subscription Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

f.

New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

g.

No Conflicts. The issuance of the New Notes pursuant to the Exchange/Subscription Agreements, the execution, delivery and performance, as applicable, by the Company of its obligations under the New Notes, the Indenture and each Exchange/Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of its obligations under any Exchange/Subscription Agreement, the Indenture relating to the Old Notes, the Indenture or the New Notes or the consummation of any of the transactions contemplated hereby or thereby.

h.	Share Repurchase. The Share Repurchase has been duly authorized by the Company.

i.

Solvency. On each of the date hereof and immediately after giving effect to the Exchange on the Closing Date, (A) the present fair market value (or present fair saleable value) of the total assets of Company is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of the Company as they mature and become absolute, (B) the capital of the Company is adequate to conduct its business and to enter into the Exchange, (C) the Company has the ability to pay its debts and obligations as such debts mature, and (D) the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

j.	Exchange. The Company acknowledges that the terms of the Notes Transactions have been mutually negotiated between the parties.

6.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

a.

The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.

b.

If the Investor is participating in the Exchange, the Investor has all requisite corporate, limited partnership, limited liability company or other applicable entity power and authority to deliver, assign and transfer the Exchanged Old Notes in exchange for the Exchanged New Notes pursuant to this Agreement and to enter into this Exchange/Subscription Agreement and perform all obligations required to be performed by the Investor hereunder. This Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and each Exchanging Holder, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Exchange/Subscription Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Exchange/Subscription

Agreement on behalf of, and, bind, each Account to the terms of this Agreement, (ii) Exhibit A hereto is a true, correct and complete list of (A) the name of each Exchanging Holder and (B) the principal amount of each Exchanging Holder’s Exchanged Old Notes and (iii) Exhibit B hereto is a true, correct and complete list of the name of each Subscriber and the aggregate principal amount of Purchased New Notes each such Subscriber agrees to purchase hereunder.

c.

Each Exchanging Holder participating in the Exchange is the current beneficial owner of the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

d.

Participation in the Notes Transactions will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any Account or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account), (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account) or (3) any agreement or instrument to which the Investor or any Account is a party or by which the Investor or any Account or any of their respective assets are bound.

e.

The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit D and, unless otherwise set out in Exhibit A or Exhibit B hereto, as applicable, is not acquiring the Exchanged New Notes or the Purchased New Notes as a nominee or agent or otherwise for any other person.

f.

The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Exchange or Subscription, as the case may be, or sells New Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and the Company shall not have any responsibility therefor.

g.

The Investor and each Account has received a copy of the Transaction Documents. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Notes Transactions or the Company or any of its subsidiaries, other than as contained in this Agreement or the Transaction Documents or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Notes Transactions; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Transaction Documents or any such other information provided or deemed provided to the Investor by the Company.

h.

The Investor and each Account understands and accepts that acquiring the New Notes in the Notes Transactions involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Notes Transactions and an investment in the New Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Notes Transactions and this Agreement. The Investor and each Account has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor is and each Account is able to bear the risks associated with an investment in the New Notes. The Investor and each Account understands that it should consult with its own tax advisors in order to determine the U.S. federal, state, local and non-U.S. tax consequences of the Exchange (if participating in the Exchange) as well as the ownership, disposition or conversion of the New Notes or Underlying Shares, in light of the Investor’s and each Account’s particular circumstances.

i.

The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Notes Transactions and receive the New Notes pursuant to the terms hereof. The Investor confirms that it has read the Indenture relating to the New Notes and has not relied on any statement (written or oral) of the Company, the Placement Agent or any of their respective affiliates as to the terms of the New Notes. It is understood that information provided in the Transaction Documents, or by the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Notes Transactions, and that none of the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Notes Transactions.

j.

The Investor confirms, for itself and for each Account, that neither the Company nor the Placement Agent have (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (2) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Notes Transactions, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor or such Account.

k.

The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries and has conducted its own investigation of the Company and its subsidiaries and the New Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company’s filings with the Securities and Exchange Commission and such other information concerning the Company and its subsidiaries and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the Notes Transactions. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Notes Transactions and the New Notes. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein.

l.

The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

m.

The Investor and each Account is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Notes Transactions.

n.

The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

o.

The Investor and each Account is acquiring the New Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes. The Investor and each Account understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Agreement.

p.

The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Notes Transactions meets the requirements for the exemptions referenced in clause (o) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after such Investor or Account was wall crossed and prior to the Closing in connection with the issuance and sale of the New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

q.

The Investor and each Account acknowledges that neither the New Notes nor the Underlying Shares have been registered under the Securities Act. As a result, the New Notes, and if converted to Underlying Shares, the Underlying Shares, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture.

r.

The Investor and each Account acknowledges that the terms of the Notes Transactions have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Notes Transactions on behalf of itself and each Account.

s.	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Placement Agent.

t.

The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company, the Old Notes Trustee or the New Notes Trustee to complete the Notes Transactions.

u.

The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary prior to the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

v.

The participation in the Notes Transactions by any Exchanging Holder was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged Old Notes. No Subscriber’s participation in the Notes Transactions was conditioned upon a minimum aggregate principal amount of New Notes issued for cash in the Subscription.

w.

The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Notes Transactions and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Notes Transactions. The Investor acknowledges that neither it nor any Account became aware of the Notes Transactions through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

x.

The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

y.

The Investor and each Account acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or such Account and that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s Securities and Exchange Commission filings and make no representation or warranty to the Investor or such Account, express or implied, with respect to the Company or the Notes Transactions or the accuracy, completeness or adequacy of the information provided to the Investor or the Account or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or such Account.

z.	The Investor and each Account acknowledges and agrees that no public market exists for the New Notes and that there is no assurance that a public market will ever develop for the New Notes.

7.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Exchanged Old Notes (if applicable) and the Cash Purchase Price (if applicable) and of the Company to deliver the New Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

8.

Covenant and Acknowledgment of the Company. The Company hereby agrees to publicly disclose at or prior to 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Notes Transactions as contemplated by this Exchange/Subscription Agreement in a press release or through the filing of a Current Report on Form 8-K. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Notes Transactions or that was otherwise communicated by the Company to the Investor or any Account in connection with the Notes Transactions. For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. The Company will, no later than the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Notes Transactions as contemplated by this Exchange/Subscription Agreement.

9.

Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit D hereto.

10.

Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.

Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

12.

Withholding. The Company and its agents shall be entitled to deduct and withhold from any amounts payable or deliverable pursuant to this Agreement such amounts as are required (as determined in good faith by the applicable withholding agent) to be deducted or withheld under applicable law. To the extent any amounts are withheld and remitted to the appropriate taxing authority (including, for the avoidance of doubt, due to the failure or inability of an Investor (or Account(s) of such Investor, if applicable) to comply with the obligations set forth in Section 13), such amounts shall be treated for all purposes of this Agreement as having been paid or delivered to the Investor (or Account(s) of such Investor, if applicable) to whom such amounts otherwise would have been paid or delivered. The Investor (or Account(s) of such Investor, if applicable) further acknowledges that any Investor (or Account(s) of such Investor, if applicable) may be subject to U.S. federal withholding or backup withholding (currently at rates of 30% and 24%, respectively) on certain payments or deliveries made to such Investor (or Account(s) of such Investor, if applicable) unless such Investor (or Account(s) of such Investor, if applicable) properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

13.

Required Tax Forms and Certifications. The Investor (or Account(s) of such Investor, if applicable) shall deliver to the Company, at least one (1) business day prior to the Closing, an accurately completed and duly executed IRS Form W-9 or IRS Form W-8BEN, W-8BEN-E W-8ECI, W-8IMY, or other applicable IRS Form W-8, as applicable (or any successor form), together with any required attachments. The Investor (or Account(s) of such Investor, if applicable) acknowledges that, if the Investor (or Account(s) of such Investor, if applicable): (i) is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the Company must be provided with a an accurately completed and duly executed IRS Form W-9 certifying that such Investor or Account is exempt from backup withholding, or (ii) is not a “United States person” (as defined in Section 7701(a) of the Code) (a “Non-U.S. Holder”), then the Company must be provided with an accurately completed and duly executed IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY, or other applicable W-8, as applicable (or any successor form), together with any required attachments, establishing an exemption from or a reduction in U.S. federal withholding. Without limiting the generality of the foregoing, the Investor (or Account(s) of such Investor, if applicable) hereby represents that it is able to receive any amounts payable or deliverable hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. federal withholding tax and is entitled to provide U.S. tax forms and required attachments indicating the same and, if such U.S. tax forms and attachments do not otherwise establish a 0% U.S. withholding tax rate on such amounts, hereby certifies that the Investor (or Account(s) of such Investor, if applicable) fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit E, and agrees to hold the Company and its agents harmless for the breach of such representation and certification. Any forms required to be delivered to the Company pursuant to this Section 13 shall be delivered in accordance with Section 21; provided that such communication shall be made via electronic mail.

14.

Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE/SUBSCRIPTION AGREEMENT.

15.

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

16.

Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17.

Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 16. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

18.

Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 21. Nothing in this Exchange/Subscription Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

19.

Section and Other Headings. The section and other headings contained in this Exchange/Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange/Subscription Agreement.

20.

Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange/Subscription Agreement (whether executed manually or by way of a digital signature as described herein this Section 20) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

21.

Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses or pursuant to the following email addresses, or, in the case of the Investor or any Account, the address provided in Exhibit D (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Guardant Health, Inc. 3100 Hanover Street Palo Alto, California 94304

22.

Binding Effect. The provisions of this Exchange/Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

23.

Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect.

24.

Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Exchange/Subscription Agreement to the extent provided in this Section 24.

25.

Severability. If any term or provision (in whole or in part) of this Exchange/Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange/Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Exchange/Subscription Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Exchange/Subscription Agreement]

ACCEPTED AND AGREED:

Guardant Health, Inc.

By
Name:
Title:

[Signature Page to Exchange/Subscription Agreement]

EXHIBIT A: FOR THE EXCHANGE

Name of Exchanging Holder (i.e., Beneficial Owner)	Aggregate Principal Amount of Exchanged Old Notes	Aggregate Principal Amount of Exchanged New Notes
	$	$

Total:	$	$

EXHIBIT B: FOR THE SUBSCRIPTION

Participating Accounts, Allocation of Aggregate Principal Amount of Purchased New Notes and Cash Purchase Price:

Name of Subscriber	Purchased New Notes	Cash Purchase Price
	$	$

Total:	$	$

EXHIBIT C TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

NOTICE OF EXCHANGE/SUBSCRIPTION PROCEDURES

Attached are Exchange/Subscription Procedures for the settlement of the exchange and/or subscription for Guardant Health, Inc. (the “Company”) Convertible Senior Notes due 2031 (the “New Notes”) pursuant to the Exchange/Subscription Agreement, dated as of February 6, 2025, between you and the Company which is expected to occur on or about February 14, 2025. To ensure timely settlement, please follow the instructions for exchanging your 0% Convertible Senior Notes due 2027 (the “Old Notes”) (if applicable) and/or subscribing for New Notes (if applicable) as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the New Notes.

If you have any questions, please contact [•] at [•] .

Thank you.

OPTION A – EXCHANGING OLD NOTES FOR NEW NOTES ONLY

Delivery of Old Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on February 14, 2025, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC, the aggregate principal amount of Exchanged Old Notes (CUSIP 40131MAB5 / ISIN: US40131MAB54) set forth in column 2 of Exhibit A (“Aggregate Principal Amount of Exchanged Old Notes”) of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on February 14, 2025, no later than 9:00 a.m., New York City time.

To receive New Notes

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on February 14, 2025, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the aggregate principal amount of Exchanged New Notes (CUSIP/ISIN #: 40131M AC3/US40131MAD11) set forth in column 3 of Exhibit A (“Aggregate Principal Amount of Exchanged New Notes”) of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC February 14, 2025, no later than 9:00 a.m., New York City time. You must complete BOTH steps described above in order to complete the exchange of Old Notes for New Notes.

OPTION B – PURCHASING NEW NOTES ONLY (WITHOUT AN EXCHANGE OF OLD NOTES)

To receive New Notes

You must BOTH:

1.

Direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on February 14, 2025, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the aggregate principal amount of New Notes (CUSIP/ISIN #: 40131M AC3/US40131MAD11 set forth in column 2 of Exhibit B (“Purchased New Notes”) of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on February 14, 2025, no later than 9:00 a.m., New York City time.

AND

2.

No later than 3:00 p.m., New York City time, on February 14, 2025, you must pay the Cash Purchase Price set forth in column 3 of Exhibit B (“Cash Purchase Price”) of the Exchange/Subscription Agreement by wire transfer in immediately available funds to the following account of the Company:

ABA Routing Number: [•]

Beneficiary Account Name: [•]

SWIFT Code: [•]

Beneficiary Account Number: [•]

OPTION C – EXCHANGING OLD NOTES FOR NEW NOTES AND PURCHASING NEW NOTES

For that portion of New Notes being acquired by means of an exchange for Old Notes, you must follow the steps outlined in Option A above.

For that portion of New Notes you are acquiring in addition to those acquired pursuant to Option A above, you must follow the steps outlined in Option B above.

SETTLEMENT

On February 14, 2025, after the Company receives your Old Notes (if applicable) and/or your Cash Purchase Price (if applicable) and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Exchange/Subscription Agreement, the Company will deliver your New Notes in accordance with the delivery instructions set forth above.

EXHIBIT D TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

Purchaser Settlement Details

These settlement instructions are to be delivered to the Company for each Purchaser no later than one (1) business day after the date of the Exchange/Subscription Agreement.

Name of Purchaser:
Purchaser Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

If Purchaser is an Exchanging Holder:
Exchanged Old Notes

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Exchanged New Notes (if different from Exchanged Old Notes)

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

If Purchaser is a Subscriber:

DTC Participant Information for Delivery of Purchased New Notes
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

EXHIBIT E

Tax Matters

U.S. Federal Backup Withholding Tax

Under U.S. federal income tax law, an Investor (or Account(s) of such Investor, if applicable) generally must provide such Investor’s (or Account(s) of such Investor, if applicable) correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN generally is an individual’s social security number or an entity’s employer identification number. If the correct TIN is not provided, the Investor (or Account(s) of such Investor, if applicable) may be subject to penalties imposed by the IRS and certain payments made to them may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If an Investor (or Account(s) of such Investor, if applicable) is required to provide a TIN but does not have a TIN, the Investor (or Account(s) of such Investor, if applicable) should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a “United States person” (as defined in Section 7701(a) of the Code) in order to avoid backup withholding. U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the applicable Investor’s or Account’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In certain circumstances, information returns may be filed with the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Investors (or Account(s) of such Investors, if applicable) are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Purchasers That Are Non-U.S. Holders)

Under U.S. federal income tax law, an Investor (or Account(s) of such Investor, if applicable) that is otherwise not eligible to provide an IRS Form W-9 may be subject to U.S. federal withholding tax on payments or deliveries attributable to accrued and unpaid interest unless such Investor or Account establishes an exemption. To the extent required by Section 13 of the Agreement, each Investor (or Account(s) of such Investor, if applicable) hereby claims such an exemption under the so-called “portfolio interest exemption” and represents and certifies as set forth in Paragraph C below (in addition to providing the applicable IRS Form W-8). However, if the Investor (or Account(s) of such Investor, if applicable) is an intermediary, a foreign partnership or other flow-through entity, then the adjustments in Paragraphs A and B will be made to the statements below:

A.	The following certification is made as applied to the Investor (or Account(s) of such Investor, if applicable):

•	record ownership under Clause 1 of Paragraph C below.

B.	The following certifications are made as applied to the partners/members that are beneficial owners of the Old Notes claiming the portfolio interest exemption:

•	beneficial ownership under Clause 1 of Paragraph C below,

•	the status in Clause 3 of Paragraph C below, and

•	the status in Clause 4 of Paragraph C below.

C.

The following certification is made as applied to the Investor (or Account(s) of such Investor, if applicable) as well as the partners/members that are beneficial owners of the Old Notes claiming the portfolio interest exemption:

1.	It is the sole record and beneficial owner of the Old Notes in respect of which it is providing this certification.

2.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

3.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

4.	It is not a “controlled foreign corporation” (as such term is described in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).